VALHI ANNOUNCES QUARTERLY CASH DIVIDEND AND
RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 27, 2021 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of eight cents ($0.08) per share on its common stock, payable on June 24, 2021 to stockholders of record at the close of business on June 7, 2021.

Valhi also announced that at its annual stockholder meeting held on May 27, 2021, its stockholders:

•	elected each of Thomas E. Barry, Loretta J. Feehan, Robert D. Graham, Terri L. Herrington, W. Hayden McIlroy and Mary A. Tidlund as a director for a one year term;
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2021 annual stockholder meeting; and
•	approved the Valhi, Inc. 2021 Non-Employee Director Stock Plan.

Valhi, Inc. is engaged in the chemicals (TiO2), component products (security products and recreational marine components) and real estate management and development industries.

* * * * *